Exhibit 1.1

SI FINANCIAL GROUP, INC.

(a Maryland corporation)

Up to 7,546,875 Shares

(Subject to Increase Up to 8,678,906 Shares)

COMMON STOCK ($0.01 Par Value)

Subscription Price $8.00 Per Share

AGENCY AGREEMENT

November 10, 2010

Stifel, Nicolaus & Company, Incorporated

Sandler O’Neill & Partners, L.P.

  c/o Stifel, Nicolaus & Company, Incorporated

As Representative of the Several Agents

237 Park Avenue, 8th Floor

New York, New York 10017

Ladies and Gentlemen:

SI Financial Group, Inc., a federally-chartered stock corporation (the “Mid-Tier Holding Company”), SI Financial Group, Inc., a newly-formed Maryland corporation organized to be the successor to the Mid-Tier Holding Company (the “Holding Company”), SI Bancorp, MHC, a federally-chartered mutual holding company (the “MHC”) that owns 61.9% of the outstanding common stock of the Mid-Tier Holding Company, and Savings Institute Bank and Trust Company, a federally-chartered stock savings bank (the “Bank”) whose outstanding common stock is owned in its entirety by the Mid-Tier Holding Company (collectively the Holding Company, Mid-Tier Holding Company, the MHC and the Bank, the “Primary Parties”), hereby confirm, jointly and severally, their agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel”) as representative of the several Agents (as defined below) and Sandler O’Neill & Partners, L.P. (“Sandler O’Neill,” and together with Stifel, the “Agents”), as follows:

Section 1. The Offering. The MHC, in accordance with the Plan of Conversion and Reorganization adopted September 9, 2010, as amended (the “Plan”), intends to convert from a federally-chartered mutual holding company form of organization to a stock holding company form of organization (the “Conversion”) in accordance with the laws of the United States and the applicable Conversion Regulations (as defined below) of the Office of Thrift Supervision (the “OTS”). In connection with the Conversion, the Holding Company will offer shares of Common Stock (as defined below) on a priority basis to (i) Eligible Account Holders; (ii) Tax-Qualified Employee Stock Benefit Plans; (iii) Supplemental Eligible Account Holders; and (iv) Other Members (all capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan).

Pursuant to the Plan, the Holding Company is offering a minimum of 5,578,125 and a maximum of 7,546,875 shares of common stock, par value $0.01 per share (the “Common

Stock”) (subject to an increase up to 8,678,906 shares) (the “Offer Shares”), in the Subscription Offering, and, if necessary, (i) the Community Offering and/or (ii) the Syndicated Community Offering (collectively, the “Offering”). The Holding Company will sell the Offer Shares in the Offering at $8.00 per share (the “Purchase Price”).

Pursuant to the Plan, the Holding Company will issue a minimum of 3,437,460 and a maximum of 4,650,682 shares of its Common Stock (subject to increase up to 5,348,284 shares) (the “Exchange Shares”) to existing public stockholders of the Mid-Tier Holding Company in exchange for their existing shares of the Mid-Tier Holding Company (the “Exchange”) so that, upon completion of the Offering and the Exchange, 100% of the outstanding shares of Common Stock of the Holding Company will be publicly held, 100% of the outstanding shares of common stock of the Bank will be held by the Holding Company, and the MHC and the Mid-Tier Holding Company will cease to exist. Collectively, the Offer Shares and the Exchange Shares may also be termed the “Shares.” If the number of Shares is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, where applicable.

Additionally, pursuant to the Plan, the Holding Company will make a $500,000 cash contribution to SI Financial Group Foundation, Inc., a charitable foundation organized under Delaware law.

Pursuant to the Plan, in the Subscription Offering, the Holding Company will offer the Offer Shares, subject to the allocation procedures and purchase limitations set forth in the Plan, in descending order of priority to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Stock Benefit Plans; (3) Supplemental Eligible Account Holders; and (4) Other Members. The Holding Company may offer the Offer Shares, if any, remaining after the Subscription Offering, in the Community Offering on a priority basis to natural persons and trusts of natural persons residing within Hartford, Middlesex, New London, Tolland and Windham Counties in the State of Connecticut; then to the Mid-Tier Holding Company’s public stockholders at the Voting Record Date, and then to the general public. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, Offer Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers (“Assisting Brokers”) that are members of the Financial Industry Regulatory Authority (“FINRA”) managed by Stifel as the sole book running manager and Sandler O’Neill as the co-manager under the terms set forth in Exhibit A.

It is acknowledged that the number of Offer Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of the Offer Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Plan and the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering or the Syndicated Community Offering. All funds received from investors in the Subscription Offering and Community Offering will be deposited in or transmitted to a segregated account at the Bank by 12:00 pm on the business day following receipt of the funds, and all funds received from investors in the Syndicated Community Offering will be deposited by 12:00 pm on the business day following receipt of the funds.

The Holding Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 169302) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder (the “1933 Act Regulations”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the 1933 Act Regulations differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In the event the Holding Company is unable to reach the minimum of the offering range and the Office of Thrift Supervision approves a decrease in the offering range, the Holding Company, in its sole discretion, may file a post-effective amendment with the Securities and Exchange Commission and, if required, the Financial Industry Regulatory Authority will review and approve such other compensation arrangements.

In connection with the Conversion, the MHC filed with the OTS an application for conversion to a stock company (together with any other required ancillary applications and/or notices and amendments thereto, the “Conversion Application”) as required by the OTS in accordance with the Home Owners’ Loan Act, as amended (the “HOLA”), and 12 C.F.R. Parts 575 and 563b (collectively, the “Conversion Regulations”). The Holding Company has also filed with the OTS its application on Form H-(e)1-S (together with any other required ancillary applications and/or notices and amendments thereto, the “Holding Company Application”) to become a unitary savings and loan holding company under the HOLA and the regulations promulgated thereunder. Collectively, the Conversion Application and the Holding Company Application may also be termed the “Applications.”

Concurrently with the execution of this Agreement, the Holding Company is delivering to Stifel copies of the Prospectus dated November 10, 2010 to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering.

Section 2. Appointment of Agent. Subject to the terms and conditions of this Agreement, the Primary Parties hereby appoint (i) Stifel to consult with, advise and assist the Primary Parties in connection with the sale of the Offer Shares in the Subscription Offering and Community Offering, and (ii) the Agents to consult with, advise and assist the Primary Parties in soliciting or receiving purchase orders for Offer Shares in connection with the sale of the Offer Shares in the Syndicated Community Offering, with Stifel as sole book running manager and Sandler O’Neill as co-manager.

On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, (i) Stifel as to the Subscription Offering and Community Offering accepts such appointment and agrees to use its best efforts to assist the Primary Parties with the solicitation of subscriptions and purchase orders for the Offer

Shares and agrees to consult with and advise the Primary Parties as to the matters set forth in Section 3 of the letter agreement, dated July 22, 2010 between the MHC, the Mid-Tier Holding Company and Stifel (the “Letter Agreement”) (a copy of which is attached hereto as Exhibit B), including the coordination of the Syndicated Community Offering, and (ii) the Agents as to the Syndicated Community Offering accept such appointment and agree to use their best efforts to solicit offers to purchase Offer Shares in the Syndicated Community Offering. It is acknowledged by the Primary Parties that the Agents shall not be obligated to purchase any Offer Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as set forth in Section 13 hereof, the appointment of the Agents to provide services hereunder shall terminate upon consummation of the Offering.

If selected broker-dealers in addition to the Agents are used to assist in the sale of Offer Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint Stifel as sole book running manager of the Syndicated Community Offering and Sandler O’Neill as co-manager of the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, the Agents accept such appointments and agree to co-manage the selling group of broker-dealers in the Syndicated Community Offering.

Section 3. Refund of Purchase Price. In the event that the Conversion is not consummated for any reason, including but not limited to the inability to sell a minimum of 5,578,125 Offer Shares during the Offering (including any permitted extension thereof) or such other minimum number of Offer Shares as shall be established consistent with the Plan and the Conversion Regulations, this Agreement shall terminate and any persons who have subscribed for or ordered any of the Offer Shares shall have refunded to them the full amount which has been received from such person, together with interest, if applicable, as provided in the Prospectus. Upon termination of this Agreement, neither the Agents nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 9, 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Agents of a warranty, representation or covenant; and (ii) the Agents shall remain liable for any amount due pursuant to Sections 11 and 12 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

Section 4. Fees. In addition to the expenses specified in Section 9 hereof, as compensation for the Agents’ services under this Agreement, the Agents have received or will receive the following fees from the Primary Parties:

(a) Stifel shall receive an advisory and administrative services fee of $50,000 shall be paid as follows: (i) $25,000 was paid upon execution of the Letter Agreement, and (ii) $25,000 was paid upon the initial filing of the Registration Statement.

(b) Stifel shall receive a success fee for sales of the Offer Shares in the Offering of one percent (1%) of the aggregate dollar amount of the Offer Shares sold in the Subscription Offering and the Community Offering, less the amount of advance payments described in Section 4(a). No fee shall be payable in connection with the sale of stock to officers, directors, employees or immediate family of such persons (“Insiders”), including trusts of Insiders and the qualified and non-qualified employee benefit plans of the Primary Parties or the Insiders. “Immediate family” includes the spouse, parents, siblings and children who live in the same house as the officer, director or employee.

(c) If any of the Offer Shares remain unsubscribed after the Subscription Offering and Community Offering, at the request of the Holding Company, Stifel will form a group of approved broker-dealer firms in accordance with Section 2 for purposes of the Syndicated Community Offering. Stifel will act as sole book running manager in the Syndicated Community Offering and be entitled to eighty percent (80%) participation in such offering. Sandler will act as a co-manger of the Syndicated Community Offering and will be entitled to 20% participation. The Holding Company shall pay a fee to the Agents equal to one percent (1%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c) (the “Syndicate Management Fee”), of which 80% shall be paid to Stifel and 20% shall be paid to Sandler. The Holding Company will pay a syndicate sales fee (the “Syndicate Sales Fee”) to the Agents and other selected dealers selling shares in the Syndicated Community Offering (the “Syndicated Sales Fee”), which Syndicated Sales Fee, together with the Syndicate Management Fee, will not in the aggregate exceed five and a half percent (5.5%) of the aggregate dollar amount of the Offer Shares sold pursuant to this Section 4(c) to other selected dealers selling shares in the Syndicated Community Offering (including the Agents). The Agents have agreed that the Syndicate Sales Fee with respect to shares sold to institutional investors pursuant to this Section 4(c) shall be split 80% to Stifel and 20% to Sandler, regardless of the Agent that sells such shares. Each Agent shall retain 100% of the Syndicate Sales Fee with respect to the respective shares sold by each Agent to retail customers pursuant to this Section 4(c). In consultation with the Agents, the Holding Company will determine which FINRA member firms will participate in the selling group and the extent of their participation. The Agents will not commence sales of the Offer Shares through a selling group of approved broker-dealer firms or underwriters without prior approval of the Holding Company. All such fees payable under this Section 4(c) shall be in addition to all fees payable under Section 4(b) and shall be paid at Closing (as defined in Section 5).

In the event that the Holding Company is required to resolicit subscribers for Offer Shares in the Subscription Offering and Community Offering and Stifel is required to provide significant additional services in connection with such a resolicitation, the Primary Parties shall pay to Stifel an additional amount not to exceed $50,000.

If this Agreement is terminated in accordance with the provisions of Sections 3, 10 or 14 and the sale of the Offer Shares is not consummated, the Agents shall not be entitled to receive the fees set forth in Sections 4(b)-(c), but Stifel will retain the fee for its advisory and administrative services already earned of $50,000 and the Primary Parties will reimburse the Agents for its reasonable expenses pursuant to Section 9.

Section 5. Closing. If the minimum number of Offer Shares permitted to be sold in the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination date of the Offering (which may be extended), and the other conditions (including those in Section 10) to the completion of the Conversion are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefor by the means authorized by the Plan and to deliver certificates and/or statements evidencing ownership of the Shares in such authorized denominations and registrations directly to the purchasers thereof or as instructed as promptly as practicable after the Closing Date. The closing (the “Closing”) shall be held at the offices of Kilpatrick Stockton LLP, Washington, D.C., or at such other place as shall be agreed upon among the Primary Parties and the Agents, at 10:00 a.m., Eastern Time, on the business day selected by the Primary Parties, which business day shall be no less than two (2) business days following the giving of prior notice by the Holding Company to the Agents or at such other time as shall be agreed upon by the Primary Parties and the Agents. At the Closing, the Primary Parties shall deliver to the Agents by wire transfer in same-day funds the commissions, fees and expenses owing to the Agents as set forth in Section 4 and Section 9 hereof and the opinions required hereby and other documents deemed reasonably necessary for the Agents shall be executed and delivered to effect the sale of the Offer Shares as contemplated hereby and pursuant to the terms of the Prospectus; and Stifel shall deliver to the Holding Company by wire transfer in same day funds the aggregate proceeds of the Offer Shares sold by the Agents in the Syndicated Community Offering, net of commissions and fees owing to the Agents under paragraph (c) of Section 4 of this Agreement provided, however, that all out-of-pocket expenses to which the Agents are entitled under Section 9 hereof shall be due and payable upon receipt by the Holding Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agents. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the “Closing Date.”

Stifel shall have no liability to any party for the records or other information provided by the Primary Parties (or their agents) to Stifel for use in allocating the Shares. Subject to the limitations of Section 11 hereof, the Primary Parties shall indemnify and hold harmless the Agents for any liability arising out of the allocation of the Shares in accordance with (i) the Plan generally, and (ii) the records or other information provided to the Agents (or their agents) by the Primary Parties (or their agents).

Section 6. Representations and Warranties of the Primary Parties. The Primary Parties jointly and severally represent and warrant to the Agents that:

(a) The MHC, the Mid-Tier Holding Company, the Holding Company and the Bank all have such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Offer Shares and to issue the Exchange Shares as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Letter Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank. This Agreement has been validly executed and delivered by the Primary Parties, and is a valid, legal and binding obligation of the Primary Parties, in each case enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

(b) The Registration Statement was declared effective by the Commission on November 10, 2010. No stop order has been issued with respect to the Registration Statement. No proceedings related to the Registration Statement have been initiated or, to the knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application (if applicable) or Sales Information (as defined in Section 11 hereof) authorized for use by any of the Primary Parties in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use under the caption “The Conversion and Offering – Marketing Arrangements” or written statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agents.

(c) At the time of filing the Registration Statement and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Holding Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the Offer Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Holding Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433.

(d) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Offer Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(1) “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(2) “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the Offer Shares that is required to be filed with the Commission by the Holding Company or required to be filed with the Commission. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

(3) “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

(4) “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433(h), that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Commission.

(5) “Statutory Prospectus,” as of any time, means the Prospectus relating to the Offer Shares that is included in the Registration Statement relating to the Offer Shares immediately prior to that time, including any document incorporated by reference therein.

(e) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Offer Shares or until any earlier date that the Holding Company notified or notifies the Agents (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Offer Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offer Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agents so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein.

(f) The Conversion Application, including the Prospectus, the proxy statement for the solicitation of proxies from the members of the MHC for the special meeting to approve the Plan (the “Members’ Proxy Statement”) and the proxy statement/prospectus for the solicitation of proxies from the stockholders of the Mid-Tier Holding Company for the meeting to approve the Plan (the “Stockholders’ Proxy Statement”), was approved by the OTS on November 10, 2010 and the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement have been authorized for use by the OTS. At the time the Conversion Application, including the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), were approved and authorized for use by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement contained therein (including any amendment or supplement thereto), complied and will comply as to form in all material respects with the Conversion Regulations. At the time of the approvals by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, the Members’ Proxy Statement and the Stockholders’ Proxy Statement, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (f) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use in Prospectus contained under the caption “The Conversion and Offering – Marketing Arrangements,” in the Stockholders’ Proxy Statement under the caption “Proposal 1 – Approval of the Plan of Conversion – Marketing Arrangements” or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

(g) No order has been issued by the Commission, the OTS, or any other state or federal regulatory authority, preventing or suspending the use of the Registration Statement or the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Primary Parties, threatened.

(h) The Plan has been duly adopted by the Board of Directors of the MHC, the Mid-Tier Holding Company, the Bank and the Holding Company. To the knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS in approving the Plan, the Conversion Application, the Merger Application or the Holding Company Application.

(i) The Holding Company Application was approved by the OTS on November 10, 2010. The Holding Company Application complies as to form in all material respects with all applicable rules and regulations of the OTS (except as modified or waived by the OTS). At the time of the approval and at all times subsequent thereto until the Closing Date, the Holding Company Application (including any amendment or supplement thereto) did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this subsection (i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents expressly regarding the Agents for use in the Holding Company Application.

(j) RP Financial, LC., which prepared the appraisal of the aggregate pro forma market value of the Common Stock on which the Offering was based (the “Appraisal”), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties and the Primary Parties believe RP Financial, LC. to be expert in preparing appraisals of savings institutions.

(k) Wolf & Company, P.C., which certified the financial statements filed as part of the Registration Statement and the Applications, has advised the Primary Parties that it is an independent registered public accounting firm with respect to each of the Primary Parties, as required by the 1933 Act and the 1933 Act Regulations and the regulations of the Public Company Accounting Oversight Board (the “PCAOB Regulations”).

(l) The financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the consolidated financial condition of the Mid-Tier Holding Company as of the dates indicated and the results of operations, changes in shareholders’ equity and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis during the periods presented, except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and any unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly and consistently applied on the basis described therein.

(m) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein: (i) there has not been any material adverse change in the financial condition, results of operation, capital, properties, business affairs or prospects of any of the Primary Parties or the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Primary Parties on a consolidated basis, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as “in substance foreclosure;” (iii) none of the Primary Parties have issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iv) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Registration Statement or the Prospectus and none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus.

(n) The Holding Company is a stock corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business in each jurisdiction in which the conduct of business requires such qualification, unless the failure to so qualify would not have a material adverse effect on the financial condition, results of operation, capital, properties, business affairs or prospects of the Primary Parties taken as a whole (a “Material Adverse Effect”). As of the Closing Date, the Holding Company will have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not individually or in the aggregate have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Holding Company will be in compliance therewith in all material respects.

(o) The Holding Company does not, and as of the Closing Date will not, own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(p) Except as described in the Prospectus, there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Holding Company, the Mid-Tier Holding Company, the MHC, or the Bank, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(q) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Bank nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(r) The Bank is a duly organized and validly existing federally-chartered savings bank in stock form and is duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the HOLA and the rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization would not individually or in the aggregate have a Material Adverse Effect, and all such licenses, permits and other governmental authorizations are in full force and effect; the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the conduct of its business requires such qualification, unless the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of the Bank are duly and validly issued to the Mid-Tier Holding Company and are fully paid and nonassessable; all of the issued and outstanding shares of capital stock of the Bank after the Conversion will be duly and validly issued to the Holding Company and will be fully paid and nonassessable; and as of the Closing Date, the Holding Company will directly own all of the outstanding shares of capital stock of the Bank free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus or as are immaterial in amount and are not required to be described in the Prospectus. Except as set forth in (u), (v) and (w) below, there are no direct or indirect subsidiaries of the Bank.

(s) The MHC is a duly organized and validly existing federally-chartered mutual holding company, duly authorized to conduct its business as described in the Prospectus; the activities of the MHC are permitted by the rules, regulations and practices of the OTS; the MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization, would not individually or in the aggregate have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(t) The Mid-Tier Holding Company is a duly organized and validly existing federally-chartered stock corporation, duly authorized to conduct its business as described in the Prospectus; the activities of the Mid-Tier Holding Company are permitted by the rules, regulations and practices of the OTS; the Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that, individually or in the aggregate, would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and the Mid-Tier Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(u) 803 Financial Corp. (“803 Financial”) is a duly organized and validly existing Connecticut corporation, duly authorized to conduct its business as described in the Prospectus; 803 Financial has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization, would not individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and 803 Financial is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Bank owns as of the date hereof, and as of the Closing Date, 100% of the issued and outstanding capital stock of 803 Financial.

(v) SI Realty Company, Inc. (“SI Realty”) is a duly organized and validly existing Connecticut corporation, duly authorized to conduct its business as described in the Prospectus; SI Realty has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization, would not individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and SI Realty is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Bank owns as of the date hereof, and as of the Closing Date, 100% of the issued and outstanding capital stock of SI Realty.

(w) SI Mortgage Company (“SI Mortgage”) is a duly organized and validly existing Connecticut corporation, duly authorized to conduct its business as described in the Prospectus; SI Mortgage qualifies as a “passive investment company” and is exempt from Connecticut income tax under current law; SI Mortgage has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except where the failure to obtain such license, permit or authorization, would not individually or in the aggregate, have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect; and SI Mortgage is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Bank owns as of the date hereof, and as of the Closing Date, 100% of the issued and outstanding capital stock of SI Mortgage.

(x) The Bank is a member of the Federal Home Loan Bank (the “FHLB”) of Boston. The deposit accounts of the Bank are insured by the FDIC up to applicable limits.

(y) [Reserved]

(z) The Holding Company, the Mid-Tier Holding Company, the MHC and the Bank carry, or are covered by, insurance in such amounts and covering such risks as the Holding Company, the Mid-Tier Holding Company, the MHC and the Bank deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(aa) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except those shares issued to the Mid-Tier Holding Company for its initial organization); the Offer Shares to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares to be issued in the Exchange have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Offer Shares, good title to the Offer Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus. Upon issuance of the Exchange Shares, good title to the Exchange Shares will be transferred from the Holding Company to the recipients thereof in the Exchange as set forth in the Plan.

(bb) The Primary Parties are not, and as of the Closing Date will not be, in violation of their respective articles of incorporation or charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a Material Adverse Effect. The consummation of the transactions contemplated herein and in the Plan will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation, charter or bylaws of any of the Primary Parties, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Primary Parties; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties, except for liens, charges or encumbrances which would not have a Material Adverse Effect.

(cc) No default exists, and no event has occurred that with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the Primary Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would have a Material Adverse Effect on the Primary Parties individually or taken as a whole, and all such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of any of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a Material Adverse Effect.

(dd) The Primary Parties have good and marketable title to all assets which are material to the businesses, financial condition, results of operation and capital of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a Material Adverse Effect; and all of the leases and subleases that are material to the businesses of the Primary Parties, including those described in the Registration Statement or Prospectus, are in full force and effect.

(ee) The Primary Parties are not in material violation of any directive from the OTS, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the FDIC and the Commission), except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect.

(ff) Prior to the Closing Date, the Primary Parties will have received an opinion of their special counsel, Kilpatrick Stockton LLP, with respect to the federal income tax consequences of the Conversion, as described in the Registration Statement and the Prospectus, and an opinion from Wolf & Company P.C. with respect to the tax consequences of the Conversion under the laws of the State of Connecticut; and the facts and representations upon which such opinions will be based will be truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

(gg) The Primary Parties have timely filed all required federal, state and local tax returns, paid all taxes that have become due and payable, and have made adequate reserves for known future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

(hh) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the sale and issuance of the Offer Shares and the issuance of the Exchange Shares, except for the approval of the OTS and the Commission and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Offer Shares are to be offered for sale and the Exchange Shares are to be issued.

(ii) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares of Common Stock issued with respect to the initial capitalization of the Holding Company and (c) shares of common stock of the Mid-Tier Holding Company issued pursuant to the Mid-Tier Holding Company’s Employee Stock Ownership Plan and restricted shares and options issued (including the exercise of such options) pursuant to the 2005 Equity Incentive Plan or as described in the Prospectus); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement relating to the Conversion and the Offering except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agents and the Primary Parties in connection with the Offering or the offering of shares of the common stock of the Mid-Tier Holding Company, and no person is being compensated in any manner for such services.

(jj) Neither any of the Primary Parties nor, to the knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Offer Shares, except for the Holding Company’s loan to the employee stock ownership plan, the proceeds of which will be used to purchase Offer Shares or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(kk) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(ll) The Primary Parties have not relied upon the Agents or their counsel for any legal, tax or accounting advice in connection with the Conversion.

(mm) The records of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(nn) To the knowledge of the Primary Parties, the Primary Parties comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which the Bank has a security interest, except, in the case of facilities or properties in which the Bank has a security interest, to the extent such disposal, release or discharge would not have a Material Adverse Effect.

(oo) All of the loans represented as assets in the most recent financial information of the Primary Parties included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(pp) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(qq) To the Primary Parties’ knowledge, there are no affiliations or associations between any member of the FINRA and any of the Primary Parties’ officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(rr) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Holding Company, the Mid-Tier Holding Company, the MHC and the Bank believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) The Primary Parties will not declare the Offering to be “postponed” or “suspended” during any period of time in which subscribers are being resolicited for any reason.

Any certificates signed by an officer of any of the Primary Parties and delivered to either of the Agents or counsel for the Agents that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to the Agents as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 7. Representations and Warranties of the Agents. Stifel represents and warrants to the Primary Parties that:

(a) Stifel is a corporation and is validly existing and in good standing under the laws of the State of Missouri with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Stifel, and each of this Agreement and the Letter Agreement is the legal, valid and binding agreement of Stifel, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.

(c) Each of Stifel and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d) No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending, or to the knowledge of Stifel, threatened against Stifel which, if determined adversely to Stifel, would have a material adverse effect upon the ability of Stifel to perform its obligations under this Agreement.

(e) Stifel is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(f) Any funds received in the Offering by Stifel will be handled by Stifel in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Sandler represents and warrants to the Primary Parties that:

(a) Sandler is a partnership and is validly existing and in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action on the part of Sandler, and this Agreement is the legal, valid and binding agreement of Sandler, enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors’ rights generally or general equity principles.

(c) Each of Sandler and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is consummated or terminated shall maintain, all licenses, approvals and permits necessary to perform such services and shall comply in all material respects with all applicable laws and regulations in connection with the performance of such services.

(d) No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending, or to the knowledge of the Sandler, threatened against Sandler which, if determined adversely to Sandler, would have a material adverse effect upon the ability of Sandler to perform its obligations under this Agreement.

(e) Sandler is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of FINRA.

(f) Any funds received in the Offering by Sandler will be handled by Sandler in accordance with Rule 15c2-4 under the 1934 Act to the extent applicable.

Section 8. Covenants of the Primary Parties. The Primary Parties hereby jointly and severally covenant with the Agents as follows:

(a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agents and their counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to the Registration Statement to which amendment or supplement the Agents or their counsel shall reasonably object. The Holding Company will furnish promptly to the Agents and their counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Holding Company’s responses thereto.

(b) The Holding Company represents and agrees that, unless it obtains the prior consent of the Agents, which shall not be unreasonably withheld, and the Agents represent and agree that, unless they obtains the prior consent of the Holding Company, which shall not be unreasonably withheld, each Agent has not made and will not make any offer relating to the Offer Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Holding Company and the Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Holding Company represents that it has and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.

(c) The Primary Parties will not, at any time after the date any Application is approved, file any amendment or supplement to such Application without providing the Agents and their counsel an opportunity to review and comment on such amendment or supplement or file any amendment or supplement to such Application to which amendment or supplement the Agents or their counsel shall reasonably object. The Primary Parties will furnish promptly to the Agents and their counsel copies of all correspondence from the OTS with respect to the Applications and the Primary Parties’ responses thereto.

(d) The Primary Parties will use their best efforts to cause the OTS to approve the Holding Company’s acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS, and will promptly upon receipt of any information concerning the events listed below notify the Agents (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) of the receipt of any comments from the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of any request by the Commission, the OTS, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission, the OTS, or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement, the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; (vii) of the issuance by the Commission, the OTS, or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (viii) of the occurrence of any event mentioned in subsection (g) below. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, or any state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The Primary Parties will deliver to the Agents and to their counsel conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to the Agents as may be required for any FINRA filings. In addition, the Primary Parties will also deliver to the Agents such number of copies of the Prospectus, as amended or supplemented, as the Agents may reasonably request.

(f) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934

Act Regulations to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(g) The Primary Parties will inform the Agents of any event or circumstance of which they are or become aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and the OTS, and furnish to the Agents, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for the Agents after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as the Agents may from time to time reasonably request.

(h) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with the Agents, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(i) Upon consummation of the Conversion, each of the Holding Company and the Bank will establish a liquidation account for the benefit of the MHC’s members, in accordance with the Plan and the requirements of the Conversion Regulations.

(j) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of ninety (90) days after the date hereof, any shares of

Common Stock or securities into or exercisable for shares of Common Stock, without the Agents’ prior written consent other than in connection with any plan or arrangement described in the Prospectus.

(k) For a period of three years from the date of this Agreement, the Holding Company will furnish to the Agents, as soon as practical after such information is available (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock, (iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as the Agents may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed to be furnished to the Agents.

(l) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(m) The Holding Company and the Bank will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and, as applicable, the laws of any state in which the Offer Shares are qualified for sale.

(n) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(b) of the 1934 Act. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

(o) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year such reports and other information as are required to be furnished to its stockholders under the 1934 Act.

(p) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act Regulations.

(q) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Offer Shares on an interest bearing basis as described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s obligation to refund payments received from persons subscribing for or ordering Offer Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(r) Within ninety (90) days following the Closing Date, the Holding Company will register as a savings and loan holding company under HOLA.

(s) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agents in order for the Agents to ensure compliance with FINRA Rule 5130 (Restrictions on the Purchase and Sale of IPOs of Equity Securities).

(t) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FDIC and the OTS.

(u) The Primary Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Holding Company will comply with all provisions of all undertakings contained in the Registration Statement.

(v) The Primary Parties will not amend the Plan without notifying the Agents prior thereto.

(w) The Holding Company shall provide the Agents with any information necessary to allow the Agents to assist with the allocation process in order to permit the Holding Company to carry out the allocation of the Offer Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(x) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 10 hereof, unless such condition is waived in writing by the Agents.

(y) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Conversion specified in the Plan and the offer, sale and issuance of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon any of the Primary Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

(z) Immediately upon completion of the sale by the Holding Company of the Offer Shares, the issuance of the Exchange Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (ii) the Holding Company shall have no direct subsidiaries other than the Bank and SI Capital Trust II.

(aa) The Primary Parties shall effect the Conversion in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the OTS, the Commission, or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(bb) Prior to the Closing Date, the Plan shall have been approved by the members of the MHC and the stockholders of the Mid-Tier Holding Company in accordance with the Plan, the Conversion Regulations, the applicable provisions, if any, of the MHC’s charter and bylaws and the Members’ Proxy Statement and the Stockholders’ Proxy Statement.

(cc) The Holding Company shall notify the Agents when funds shall have been received for the minimum number of Offer Shares set forth in the Prospectus.

(dd) The Primary Parties will take all actions necessary to obtain at Closing a Blue Sky Memorandum from Kilpatrick Stockton LLP, on which the Agents may rely.

(ee) The Primary Parties shall not honor the exercise of any stock options providing for the issuance of shares of common stock in the Mid-Tier Holding Company by any officer or director listed in Exhibit C of this Agreement during the Offering, nor shall the Holding Company otherwise assist such officers or directors in connection with the sale or transfer of shares of Common Stock during the Restricted Period.

Section 9. Payment of Expenses. Whether or not the Conversion is completed or the sale, issuance and exchange of the Shares by the Holding Company is consummated, the Primary Parties will pay for all their expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the Applications and Registration Statement; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or “blue sky” laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to Stifel’s fairness filing under FINRA Rule 5110; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to providers providing printing, data processing, auditing, accounting and other services; (g) all expenses relating to advertising, temporary personnel, investor meetings and stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates. The Primary Parties also agree to reimburse the Agents for reasonable out-of-pocket expenses, including legal fees and expenses, incurred by the Agents in connection with the services under this Agreement. The Agents will not incur reimbursable legal fees (excluding counsel’s out-of-pocket expenses) in excess of $100,000 in the Offering. Stifel will not incur actual accountable reimbursable out-of-pocket expenses in excess of $25,000 in the Subscription Offering and Community Offering and the Agents will not incur actual accountable reimbursable out-of-pocket expenses in excess of $45,000 in the Syndicated Community Offering. In the event that the Agents incur any expenses on behalf of the Primary Parties, the Primary Parties will pay or reimburse the Agents for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth in this paragraph. The Primary Parties acknowledge, however, that such limitations on expenses and legal fees may be increased by the mutual consent of the Mid-Tier Holding Company and the Agents, including in the event of delay in the Offering, a delay as a result of circumstances requiring material additional work by the Agents or their counsel or an update of the financial information contained in the Prospectus to reflect a period later than set forth in the financial statements in the original Registration Statement; provided that under such circumstances, the Agents will not incur additional accountable reimbursable out-of-pocket expenses in excess of $10,000 or additional reimbursable legal fees in excess of $20,000, such that in the aggregate, all reimbursable expenses and legal fees shall not exceed $200,000. Not later than two (2) days prior to the Closing Date, Stifel will provide the Bank with a detailed accounting of all reimbursable expenses of the Agents and their counsel to be paid at the Closing.

Section 10. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder and the occurrence of the Closing and the Conversion are subject to the condition that all representations and warranties of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a) The Registration Statement shall have been declared effective by the Commission, the Conversion Application and Holding Company Application shall have been approved by the OTS, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the OTS, the Commission or any other governmental body.

(b) At the Closing Date, the Agents shall have received:

(1) The opinion, dated as of the Closing Date, of Kilpatrick Stockton LLP, in form and substance satisfactory to the Agents and counsel for the Agents as set forth in Exhibit E hereto. The opinion may be limited to matters governed by the laws of the United States, the State of Connecticut and the State of Maryland. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of counsel reasonably acceptable to the Agents, as long as such other opinion indicates that the Agents may rely on the opinion, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Primary Parties and public officials; provided copies of any such opinion(s) or certificates of public officials are delivered to Agents together with the opinion to be rendered hereunder by special counsel to the Primary Parties. The opinion of such counsel for the Primary Parties shall state that it has no reason to believe that the Agents are not reasonably justified in relying thereon. The opinion of such counsel for the Primary Parties also shall state that the Agents’ counsel may rely for purposes of its own opinion on the opinion of such counsel and, if applicable, local counsel, whose opinion(s) shall expressly authorize such reliance.

(2) The letter of Kilpatrick Stockton LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Kilpatrick Stockton LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Agents, representatives of the independent public accountants for the Primary Parties and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(1)), Kilpatrick Stockton LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Kilpatrick Stockton LLP that caused Kilpatrick Stockton LLP to believe that the Registration Statement at the time it was declared effective by the Commission, that the Prospectus as of its date and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(3) The favorable opinion, dated as of the Closing Date, of Locke Lord Bissell & Liddell LLP, counsel for Stifel, with respect to such matters as the Agents may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Kilpatrick Stockton LLP.

(4) The letter of Locke Lord Bissell & Liddell LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Locke Lord Bissell & Liddell LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to the Primary Parties, representatives of the independent public accountants for the Primary Parties and representatives of the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 10(b)(3)), Locke Lord Bissell & Liddell LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Locke Lord Bissell & Liddell LLP that caused Locke Lord Bissell & Liddell LLP to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (it being understood that counsel need express no comment or opinion with respect to financial statements, notes to financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, or Prospectus or General Disclosure Package).

(5) A Blue Sky Memorandum from Kilpatrick Stockton LLP addressed to the Holding Company and the Agents relating to the offering, including Agents’ participation therein. The Blue Sky Memorandum will address the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under applicable state securities law.

(c) Concurrently with the execution of this Agreement, the Agents shall receive a letter from Wolf & Company, P.C., dated the date hereof and addressed to the Agents, such letter (i) confirming that Wolf & Company, P.C. is a firm of independent registered public accountants within the meaning of the 1933 Act, the 1933 Act Regulations and the PCAOB Regulations, and stating in effect that in Wolf & Company, P.C.’s opinion the consolidated financial statements of the Mid-Tier Holding Company included in the Prospectus comply as to form in all material respects with generally accepted accounting principles, the 1933 Act and the 1933 Act Regulations; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with the auditing standards of the PCAOB) consisting of a review (in accordance with Statement of Auditing Standards No. 100, Interim Financial Information) of the unaudited consolidated interim financial statements of the Mid-Tier Holding Company prepared by the Primary Parties as of and for the interim period ended June 30, 2010, a reading of the minutes of the meetings of the Board of Directors, Audit Committee and stockholders of the Mid-Tier Holding Company and the Bank and consultations with officers of the Mid-Tier Holding Company and the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited consolidated financial statements and any “Recent Developments” information in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the recent developments financial information included in the Prospectus to a specified date not more than three (3) business days prior to the date of the Prospectus, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits), or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding (other than for issuance of stock pursuant to stock option plans) at the date of such letter as compared with amounts shown in the June 30, 2010 unaudited consolidated statements of financial condition included in the Prospectus or there was any decrease in net interest income, non-interest income, net interest income after provision or net income, or increase in provision for loan losses, non-interest expense of the Primary Parties for the period commencing immediately after the recent development date and ended not more than three (3) business days prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Mid-Tier Holding Company, which are subject to the internal controls of the accounting system of the Mid-Tier Holding Company, and other data prepared by the Primary Parties from accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agents may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(d) At the Closing Date, the Agents shall receive a letter from Wolf & Company, P.C. dated the Closing Date, addressed to the Agents, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 10, the “specified date” referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

(e) At the Closing Date, counsel to the Agents shall have been furnished with such documents and opinions as counsel for the Agents may reasonably require for the purpose of enabling them to advise the Agents with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(f) At the Closing Date, the Agents shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, to the effect that: (i) they have examined the Registration Statement and at the time the Registration Statement became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; (ii) there has not been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 10; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, the Exchange, the Conversion, the acquisition of all of the shares of the Bank by the Holding Company, the transactions required under the Plan to consummate the Conversion or the effectiveness of the Prospectus has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or, to the best of their knowledge, threatened by the OTS, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Conversion; and to the best of their knowledge, that the officers and directors of the Primary Parties set forth on Exhibit C hereto have abided by the restrictions on the exercise of options and sale of Common Stock contained in their “lock-up” agreements delivered under Section 10(k).

(g) At the Closing Date, the Agents shall receive a letter from RP Financial, LC., dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

(h) Prior to and at the Closing Date, none of the Primary Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders’ equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, in the Agents’ reasonable judgment, is sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the Exchange or the delivery of the Shares or the Exchange Shares on the terms and in the manner contemplated in the Prospectus and the Stockholders’ Proxy Statement.

(i) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agents, there shall have been no material adverse change in the financial condition or in the earnings, capital, properties or business affairs of the Primary Parties considered as one enterprise, from and as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Primary Parties shall have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) and which would reasonably be expected to have a Material Adverse Effect; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale, as applicable, under the securities or “blue sky” laws of the jurisdictions requested by the Agent.

(j) At or prior to the Closing Date, the Agents shall receive (i) a copy of the Conversion Application and a copy of the letters from the OTS approving the Conversion Application and authorizing the Prospectus, Members’ Proxy Statement and Stockholders’ Proxy Statement for use, (ii) if available, a copy of the order from the Commission declaring the Registration Statement effective, (iii) a certified copy of the articles of incorporation of the Holding Company, (iv) a copy of Holding Company Application and a copy of the letter from the OTS approving the Holding Company Application, (v) a certificate from the FDIC evidencing the Bank’s insurance of accounts, and (vi) any other documents that Agents shall reasonably request.

(k) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between Stifel and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be delivered to Stifel on or before the date hereof and shall be in full force and effect on the Closing Date.

(l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or FINRA or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day or (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than three (3); (ii) a general moratorium on the operations of federally-insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) any material adverse change in the financial markets in the United States or elsewhere; or (iv) any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of any of (i) through (iv) herein, in the judgment of the Agents, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agents and to counsel for the Agents. Any certificate signed by an officer of the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the MHC, the Mid-Tier Holding Company, the Holding Company or the Bank, as the case may be, to the Agents as to the statements made therein. If any condition to the Agents’ obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, the Agents may terminate this Agreement or (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, the Agents shall be entitled to the full compensation provided for in Section 4 hereof), if the Agents so elect, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

Section 11. Indemnification.

(a) The Primary Parties, jointly and severally, agree to indemnify and hold harmless the Agents, their officers, directors, partners, agents, attorneys, servants and employees and each person, if any, who control the Agents within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agents or any of such officers, directors, partners, agents, attorneys, servants, employees and controlling Persons (collectively, the “Related Persons”) may suffer or to which the Agents or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Agents and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by the Agents or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, or any blue sky application, or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, any Blue Sky Applications or Sales Information

or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents or their representatives (including counsel) with respect to the Agents expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the caption “The Conversion and Offering – Marketing Arrangements;” provided, further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agents to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agents in bad faith or from the Agents’ gross negligence or willful misconduct, and the Agents agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b) The Agents agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that each Agent’s obligations under this Section 11(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), any Blue Sky Applications or Sales Information in reliance upon and in conformity with written information furnished to the Primary Parties by the Agents or their representatives (including counsel) expressly for use under the caption “The Conversion and Offering – Marketing Arrangements.”

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 11, Section 12 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Primary Parties shall be liable for any settlement of any claim against the Agents (or their directors, officers, employees, affiliates or controlling persons), made with the consent of the Primary Parties, which consent shall not be unreasonably withheld. The Primary Parties shall not, without the written consent of the Agents, settle or compromise any claim against them based upon circumstances giving rise to an indemnification claim against the Primary Parties hereunder unless such settlement or compromise provides that the Agents and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

(d) The agreements contained in this Section 11 and in Section 12 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents or any of their officers, directors, partners, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. To the extent required by law, Sections 11 and 12 hereof are subject to and limited by Sections 23A and 23B of the Federal Reserve Act.

Section 12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 11 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or the Agents, the Primary Parties and the Agents shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) each of the Agents is responsible for that portion represented by the percentage that the fees paid to that respective Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of that Agent’s Fees paid by that Agent to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except that Agent’s Fees and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 11 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and each of the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and each of the Agents on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, net of all expenses of the Offering except Agents’ Fees, received by the Primary Parties bear, with respect to each of the Agents, to the total fees (not including expenses) received by each of the Agents less the portion of such fees paid by the Agents to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or the Agents on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 12. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that each Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on the Agents’ liability is essential to the Agents and that the Agents would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. For purposes of this Section 12, each of the Agents’ and the Primary Parties’ officers and directors and each person, if any, who controls the Agents or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 12, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 12.

Section 13. Survival. All representations, warranties and indemnities contained in this Agreement (and in Paragraph 12 of the Letter Agreement, “Confidentiality”), or all statements contained in certificates of officers of the Primary Parties or the Agents submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agents or their controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agents, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 14. Termination. Stifel may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a) In the event (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Holding Company fails to consummate the sale of the minimum number of Shares in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law prior to December 31, 2011; (iii) Stifel terminates this relationship because there has been a material adverse change in the financial condition or operations of the Primary Parties considered as one enterprise since the date of the latest financial statements included in the Prospectus; or (iv) immediately prior to commencement of the Offering, Stifel terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Prospectus and the General Disclosure Package or because of the existence of market conditions which might render the sale of the Shares inadvisable, this Agreement shall terminate and no party to this Agreement shall have any obligation to the other hereunder except as set forth in Sections 3, 4, 9, 11 and 12 hereof.

(b) If any of the conditions specified in Section 10 hereof shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by the Agents, this Agreement and all of the Agents’ obligations hereunder may be canceled by Stifel by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 9, 11 and 12 hereof.

(c) If Stifel elects to terminate this Agreement as provided in this Section, the Primary Parties shall be notified by Stifel as provided in Section 15 hereof.

(d) If this Agreement is terminated in accordance with the provisions of this Agreement, Stifel shall retain the conversion advisory and administrative services fee earned and paid to it pursuant to Section 4 and the Primary Parties shall reimburse the Agents for its reasonable out-of-pocket expenses pursuant to Section 9.

Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to Stifel, Nicolaus & Company, Incorporated, 237 Park Avenue, 8th Floor, New York, New York 10017, Attention: Mark B. Cohen, Managing Director (with a copy to Locke Lord Bissell & Liddell LLP, 701 8th St., N.W., Suite 700, Washington, DC 20001, Attention: John Bruno, Esq.); notices to the Primary Parties shall be directed to SI Financial Group, 803 Main Street, Willimantic, Connecticut 06226, Attention: Rheo A. Brouillard, President and Chief Executive Officer (with a copy to Kilpatrick Stockton LLP, 607 14th Street, N.W., Suite 900, Washington, DC 20005, Attention: Scott Brown, Esq.).

Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

Section 17. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 18. Entire Agreement; Amendment. This Agreement represents the entire understanding of the Primary Parties and the Agents with respect to the transactions contemplates hereby and supersedes any and all other oral or written agreements heretofore made, except for: (a) Paragraph 12 of the Letter Agreement; and (b) the Data Processing Records Management Engagement Terms, dated July 22, 2010 by and among the Primary Parties and Stifel, relating to Stifel’s providing information agent services in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 19. Construction and Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to its conflicts of laws principles. Any dispute hereunder shall be brought in a court in the State of New York. Each of the Primary Parties and the Agents waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

SI FINANCIAL GROUP, INC.
(a federally-chartered corporation)

By:	/S/ RHEO A. BROUILLARD
Rheo A. Brouillard
President and Chief Executive Officer

SI FINANCIAL GROUP, INC.
(a Maryland corporation)

By:	/S/ RHEO A. BROUILLARD
Rheo A. Brouillard
President and Chief Executive Officer

SI BANCORP, MHC

By:	/S/ RHEO A. BROUILLARD
Rheo A. Brouillard
President and Chief Executive Officer

SAVINGS INSTITUTE BANK AND TRUST COMPANY

By:	/S/ RHEO A. BROUILLARD
Rheo A. Brouillard
President and Chief Executive Officer

The foregoing Agency Agreement is hereby confirmed and accepted as of the date first set forth above.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/S/ ROBIN P. SUSKIND
Robin P. Suskind
Managing Director

SANDLER O’NEILL & PARTNERS, L.P.
BY:	SANDLER O’NEILL & PARTNERS CORP. THE SOLE GENERAL PARTNER

By:	/S/ ROBERT A. KLEINERT
Robert A. Kleinert
An Officer of the Corporation

2

EXHIBIT A

SELECTED DEALERS AGREEMENT

                    , 2010

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

We understand that you are entering into this Master Selected Dealers Agreement (the “Agreement”) in counterparts with us and other firms who may be invited to participate as dealers in offerings of securities in which you are acting as sole representative of or as one of the representatives of the underwriters comprising the underwriting syndicate. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as a selected dealer after receipt from you of one or more invitations by telecopy, e-mail, or other written form of communication or telephone call (confirmed immediately in writing) which refers to this Agreement, identifies the issuer, describes the securities to be offered and states the amount of securities proposed to be reserved for purchase by selected dealers. Your invitation also will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you shall also advise us, to the extent applicable, of the expected offering date, the expected closing date and certain other terms of the offering, including without limitation and as applicable, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), the conversion or exchange price (or the formula for determining such price), the selling concession, the amount of any reallowance, the amount of securities to be allotted to us, and the time at which subscriptions for shares reserved for selected dealers will be opened. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing) (such communications, together with the original invitation described above, received by us with respect to the offering are hereinafter collectively referred to as the “Invitation”). The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.

This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, e-mail, telephone call (confirmed immediately in writing) or other form of communication specified in the Invitation if we do not revoke such acceptance in writing prior to the date and time specified in the Invitation or upon acceptance by us of an allotment of securities (such an acceptance being hereinafter referred to as an “Acceptance”). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions.

The issuer of the securities in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the issuer of any guarantees relating to such securities, is hereinafter referred to as the “Issuer” and the securities to be purchased in such offering, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an overallotment option, are hereinafter referred to as the “Securities.” A syndicated offering of securities of the Issuer in connection with the conversion of the Issuer and/or an affiliated entity from a mutual holding company structure to a stock holding company structure is hereinafter referred to as a “Conversion Offering” and the securities offered and sold by the Issuer pursuant to a Conversion Offering are hereinafter referred to as the “Conversion Stock”. Any underwriters of an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the Representatives (as defined below), are hereinafter collectively referred to as the “Underwriters” and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as “Selected Dealers”. All references herein to “you” shall mean Stifel, Nicolaus & Company, Incorporated and all references herein to the “Representatives” shall mean you and the other firms, if any, which are named as Representatives in the Invitation.

The following provisions of this Agreement shall apply separately to each individual offering of Securities. It is understood that from time to time in connection with offerings of Securities, you or the Representatives shall determine which signatories to this Agreement will be invited to become Selected Dealers for the Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

1. Conditions of Offering; Acceptance and Purchase.

(a) The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions as set forth in the Invitation. Acceptance of any reserved Securities received after the time specified therefor in the Invitation and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives’ discretion without notice and the right is reserved to reject any subscription in whole or in part. By our Acceptance, we agree to purchase as principal, on the terms and conditions set forth in the Invitation, the Offering Document (defined below) and this Agreement, the amount of Securities allotted to us by the Representatives.

(b) Notwithstanding anything in this Agreement to the contrary, any Conversion Offering (or other offering if so indicated in the Invitation) will be a “best efforts” offering and will not be underwritten. Any Conversion Offering will also be contingent and will involve a closing only after receipt of necessary documentation from the Issuer and its affiliates and satisfaction of other closing conditions specified in the agency agreement for the Conversion Offering. Any Conversion Offering will be designed to comply with applicable rules promulgated by the Securities and Exchange Commission (the “Commission”), including Rules

15c2-4, 10b-9 and 15c6-1 (see NASD Notices to Members 98-4, 87-61 and 84-7). We represent and agree that we shall fully comply with Commission Rules 15c2-4, 10b-9 and 15c6-1 with respect to any Conversion Offering, including, but not limited to, promptly depositing or transmitting funds received from interested investors prior to the satisfaction of all closing conditions contained in the applicable agency agreement for the subject Conversion Offering by 12:00 pm on the business day following receipt of the funds, promptly delivering to the Issuer funds (less fees and commissions payable pursuant to the applicable agency agreement) for Conversion Stock sold by us in the Conversion Offering if and when all closing conditions are met, and promptly returning funds to the interested investors if the Conversion Offering does not close or if the closing occurs but some or all of an interested investor’s funds are not accepted by the Issuer. We also represent that we are aware that those who purchase in a best efforts Conversion Offering are subject to the investor purchase limitations described in the Prospectus (as hereinafter defined).

2. Offering Materials.

(a) In the case of an Invitation regarding an offer of Securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of the prospectus or amended or supplemented prospectus, subject to Sections 3(e) and 3(f) below, or any “free writing prospectus” as defined in Rule 405 under the 1933 Act (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. The term “Prospectus” means the form of prospectus (including amendments and supplements, and any documents incorporated by reference therein) authorized for use in connection with such offering.

(b) In the case of an Invitation regarding an offer of Securities for which no registration statement has been or will be filed with the Commission, the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (collectively, the “Offering Circular”). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the “Offering Document.”

(c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than statements in the Offering Document delivered to us by the Representatives. We understand and agree that we are not authorized to give any information or make any representation not contained in the Offering Document in connection with the offering of the Securities.

(d) We agree to make a record of our distribution of each preliminary or final Offering Document and, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of

Securities registered under the 1933 Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Our purchase of Securities for which no registration statement has been or will be filed with the Commission shall constitute (i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable international, foreign, federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars that would be required if Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

(e) We understand that we are not authorized to make any offer of the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, except for any such free writing prospectus provided by the Issuer or you expressly for use in connection with the offering of the Securities provided that each such free writing prospectus (i) is correct and not misleading, (ii) is not required to be filed with the Commission pursuant to Rule 433 (except to the extent required to be filed by the Issuer and, assuming for this purpose, that the Issuer files the free writing prospectus with the Commission within the time required by Rule 433) and (iii) otherwise complies with Rule 433. Notwithstanding the foregoing, and subject to Section 3(f) below, we further understand that we may use any other free writing prospectus relating to the Securities with your prior written consent that meets the following requirements: (A) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (B) does not contain any forward-looking information or any valuation of the Issuer or the Securities, other than such information as may be set forth in any Prospectus; (C) does not contain any “issuer information” as defined in Rule 433, other than any such information as may be set forth in or derived from any Prospectus or free writing prospectus relating to the Securities that has been previously filed by the Issuer with the Commission; (D) complies with the requirements of NASD Rule 2210 (“Communications with Customers and the Public”), including the internal approval requirements and content standards set forth therein; (E) complies with the requirements of Rule 433, including the eligibility and prospectus conditions and the legend and other information requirements, and is not required to be filed pursuant to Rule 433; and (F) has been reviewed by counsel for the Underwriters prior to first use. Our Acceptance will constitute our representation and agreement that any free writing prospectus we use will comply with this paragraph.

(f) We will indemnify, hold harmless and reimburse you, each other Underwriter and each such other person to such extent and on such terms with respect to any free writing prospectus that we use or provide to others to use, provided that our obligation under this sentence shall not be limited to any particular information in such free writing prospectus but shall apply with respect to such free writing prospectus in its entirety (other than any information that is contained in any Prospectus or free writing prospectus filed by the Issuer with the Commission and for which the Issuer has agreed to indemnify the Underwriters under the Underwriting Agreement), from and against any loss, damage, expense, liability or claim

(including the reasonable cost of investigation and defense, including counsel fees and expenses, which shall be paid as incurred) resulting from any breach of our agreements and representations regarding free writing prospectuses in Section 3(e) above.

3. Offering of the Securities.

(a) The Representatives will advise each Selected Dealer, in the Invitation or other written communication, of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by us pursuant to this Agreement are to be reoffered by us to the public at the public offering price, subject to the terms of this Agreement, the Invitation and the Offering Document. After the public offering of the Securities has commenced, the Representatives may change the public offering price, the selling concession and the reallowance to dealers. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the public offering price not in excess of the amount set forth in the Invitation may be allowed to Qualified Dealers who agree that such amount is to be retained and not re-allowed in whole or in part. “Qualified Dealers” shall be brokers or dealers (as defined in the By-Laws of the Financial Industry Regulatory Authority (“FINRA”)) actually engaged in the investment banking or securities business which make the representations and agreements contained in Section 12 hereof. “Qualified Dealers” also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 12 hereof.

(b) The offering of the Securities is made subject to delivery of the Securities and their acceptance by the Underwriters, prior sale of the Securities, the approval of all legal matters by counsel and any other conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement and the Invitation.

(c) The Representatives as such and, with the Representatives’ consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or an Underwriter, at the public offering price less all or any part of the concession to Selected Dealers.

(d) If we receive or are credited with the Selected Dealers’ concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives purchase or contract to purchase for the account of any Underwriter or the Representatives (whether such Securities have been sold or loaned by us, or issued on transfer or in exchange for such Securities) then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers’ concession and, in addition, the Representatives may charge us with any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups and transfer taxes paid in connection with such purchase or contract to purchase. The Representatives may use the securities tracking system of The Depository Trust Company (“DTC”) to identify any such Securities. Securities delivered on such repurchases need not be the identical Securities originally purchased. The Representatives shall not be obligated to pay any Selected Dealers’ concession with respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers’ concession and we shall remain responsible for any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups or transfer taxes paid in connection with such repurchase or agreement to repurchase.

(e) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

4. Over-Allotment; Stabilization; Allotments. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate) for their long or short account and to stabilize or maintain the market price of the Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate), or to impose a penalty bid with respect to the Securities. We agree that upon the Representatives’ request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities we will report the amount of Securities purchased by us pursuant to such offering then remaining unsold by us and will, upon the Representatives’ request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such Securities as the Representatives may designate at the public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers’ concession.

5. Open Market Transactions. Unless the Securities are “exempted securities” as defined in Section 3(a)(12) of the 1934 Act, we represent that, at all times since we were invited to participate in the offering of the Securities, we have complied and we will comply with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If we have been notified in writing by the Representatives that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, we represent that, at all times since our receipt of such notice, we have complied and we will comply with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions. The Representatives may, by notice in the Invitation or otherwise, impose additional trading restrictions on any security.

An opening uncovered writing transaction in options to acquire Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 5, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered writing transaction in options to acquire” as used above means a transaction where the seller intends to become a writer of an option to purchase any Conversion Stock which he does not own. An opening uncovered purchase transaction in options to sell Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered purchase transaction in options to sell” as used above means a transaction where the purchaser intends to become an owner of an option to sell Conversion Stock which he does not own.

“Covered Security” means (a) the Conversion Stock, (b) any securities into which the Conversion Stock may be converted, exchanged or exercised, (c) any securities convertible into or exercisable or exchangeable for the Conversion Stock and (d) any securities which, under the terms of the Conversion Stock, may in whole or in significant part determine the value of the Conversion Stock.

6. Payment and Delivery. Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the public offering price therefor, or, if the Representatives shall so advise us, at such public price less the Selected Dealer’s concession with respect thereto, at or before 9:00 A.M. on the date on which the Underwriters are required to purchase the Securities, by delivery to the Representatives at the offices of Stifel, Nicolaus & Company, Incorporated specified in Section 10 (or at such other time and address as the Representatives may specify upon at least one day’s notice), of immediately available funds payable to the order of you. If payment is made for Securities purchased by us at the public offering price, the Selected Dealers’ concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities. The Representatives will give us notice of the date of delivery. If applicable, the Representatives may make delivery through the facilities of DTC or any other depository or similar facility.

With respect to any Conversion Offering, we represent that none of the persons for whom we are placing orders to purchase Conversion Stock: (a) have placed an order through us in excess of the individual maximum purchase limitation established for the Conversion Offering; (b) have, together with their associates and persons acting in concert, placed orders through us in excess of the aggregate maximum purchase limitation established for the Conversion Offering; (c) have, nor have their associates, placed an order for shares of the Conversion Stock through another broker or dealer or in the subscription offering that preceded the Conversion Offering; or (d) would, upon completion of the Conversion Offering and the exchange of shares of common stock of the bank affiliated with the Issuer for shares of the Conversion Stock, own more than the maximum ownership limitation established for the Conversion Offering.

In order to satisfy regulatory requirements, we will be required to provide the Representatives with the following information prior to the closing of the Conversion Offering:

—Total number of orders and the U.S. dollar value this represents;

—Total number of orders for 10,000 shares or less and the U.S. dollar value this represents;

—Total number of orders for more than 10,000 shares and the U.S. dollar value this represents.

7. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no obligation or responsibility with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

8. Termination.

(a) The effectiveness of this Agreement will terminate with respect to each offering of Securities to which this Agreement applies at the close of business on the 45th day after the commencement of the offering of such Securities unless terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 6 and 9 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by you acting on behalf of other Representatives, all of which shall survive such termination.

(b) This Agreement may be terminated by either party hereto upon five business days’ prior written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section. Notwithstanding the foregoing and unless otherwise stated in the Invitation, our Acceptance of an Invitation after termination of this Agreement in accordance with this subsection (b) will cause the terms of this Agreement to apply to the related offering as if this Agreement was not terminated.

9. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility.

(a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters’ purchase of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by you on behalf of all Representatives. The obligations of each Underwriter and each Selected Dealer shall be several and not joint.

(b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement or the Invitation. The Representatives will be under no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligation on the part of the Representatives will be implied or inferred herefrom.

(c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained nor in any other written or oral communication shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or the Representatives, or, except as otherwise provided herein or in the Invitation, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If we and the other Selected Dealers, the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of each Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

10. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to:

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Attn.: Justin P. Bowman

Telephone:	(443) 224-1253
Telecopy:	(443) 224-1273

or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the Invitation. Communications by telecopy, fax, e-mail, CommScan, Dealogic wire or other written form shall be deemed to be “written” communications.

11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed in that State, without regard to principles of conflict of laws.

12. Certain Representations and Agreements. We represent that we are (a) a member in good standing of FINRA, or (b) a foreign bank, broker, dealer or institution not eligible for membership in FINRA. If we are such a member of FINRA, we agree that in making sales of Securities we will comply with all applicable interpretative materials and FINRA Rules and NASD Conduct Rules, including, without limitation, NASD Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and FINRA Rule 5130 (relating to New Issues). If we are not a member of FINRA, we agree to comply as though we were a member with NASD Rules 2730, 2740 and 2750 and FINRA Rule 2790. If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America or its territories or possessions or to persons who are nationals thereof or residents therein (except through the Representatives) and in making sales of Securities we agree to comply with Conduct Rule 2420 of the NASD as it applies to a nonmember broker or dealer in a foreign country. We also represent that the incurrence by us of our obligations hereunder in connection with the offering of Securities will not place us in violation of Rule 15c3-1 (or any successor provision) under the 1934 Act, if such requirements are applicable to us, or the capital requirements of any other regulator to which we are subject. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other seller or such Securities) we will comply with all applicable laws, rules and regulations, including the applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and in the case of an offering referred to in Section 3(b) hereof, the applicable laws, rules and regulations of any applicable regulatory body. Any references herein to the rules or regulations of the NASD shall also include any successor rules or regulations of FINRA.

We represent, by our participation in an offering of Securities, that neither us nor any of our directors, officers, partners or “persons associated with” us (as defined in the By-Laws of FINRA) nor, to our knowledge, any “related person” (as defined in the By-Laws of FINRA, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) within the last twelve months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person of any of the foregoing (other than in connection with the syndicate agreements relating to such offering) as to which documents or information are required to be filed with FINRA pursuant to FINRA Rule 5190 or any other applicable rules of FINRA.

We will notify you immediately if any of our representations contained in this Agreement cease to be accurate.

Very truly yours,

(Print name of firm)

By:

Print Name:

Title:

Address:

Telephone:

Telecopy:

Telex:

Confirmed as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name: T. Richard Kendrick, IV
Title: Senior Vice President

EXHIBIT B

LETTER AGREEMENT

CONFIDENTIAL

July 22, 2010

Mr. Rheo A. Brouillard

President and Chief Executive Officer

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

803 Main Street

Willimantic, Connecticut 06226

Re:	Proposed Second Step Conversion — Advisory, Administrative and Marketing Services

Dear Mr. Brouillard:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) is pleased to submit this engagement letter setting forth the terms of the proposed engagement between Stifel Nicolaus and SI Financial Group, Inc. (collectively with any of its successors or assigns or any new stock holding company formed to effect the second step stock offering, the “Company”) and SI Bancorp, MHC (the “MHC”) in connection with the proposed elimination of the MHC and sale of the portion of the common stock of the Company currently held by the MHC (the “second step stock offering”).

1.	BACKGROUND ON STIFEL NICOLAUS

Stifel Nicolaus is a full service brokerage and investment banking firm established in 1890. Stifel Nicolaus is a registered broker-dealer with the Securities and Exchange Commission (“SEC”), and is a member of the New York Stock Exchange, Inc., Financial Industry Regulatory Authority (“FINRA”), the Securities Industry and Financial Markets Association and the Securities Investor Protection Corporation. Stifel Nicolaus has built a national reputation as a leading full service investment bank to both public and private financial institutions.

2.	SECOND STEP CONVERSION AND OFFERING

The Company has approved a Plan of Conversion and Reorganization (the “Plan”) whereby the Company and the MHC are proposing to convert from partial to full public ownership (the “Conversion”), selling shares of common stock of the Company held by the MHC (the “Common Stock”) in a subscription offering with any remaining shares sold in a concurrent community offering and any syndicated community offering (collectively the “Offering”). The aggregate value of shares of Common Stock sold in the Offering will be calculated as the final independent appraisal multiplied by the majority ownership of the MHC. Stifel Nicolaus proposes to act as conversion advisor to the Company and the MHC with respect to the Conversion and Offering and as marketing agent with respect to the Offering. Specific terms of services shall be set forth in an agency agreement, in the case of the subscription and community offering and a syndicated community offering or, if appropriate, a public underwriting agreement (together, the “Definitive

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

Agreement”) between Stifel Nicolaus and the Company. The Definitive Agreement will include customary representations and warranties, covenants, conditions, termination provisions and indemnification, contribution and limitation of liability provisions, all to be mutually agreed upon by Stifel Nicolaus and the Company.

3.	SERVICES TO BE PROVIDED BY STIFEL NICOLAUS

Stifel Nicolaus will provide and coordinate certain advisory, administrative and marketing services in connection with the Offering.

a.	Advisory Services - Stifel Nicolaus will work with the Company and its counsel to evaluate financial, marketing and regulatory issues.

Our advisory services include:

-	Advice with respect to business planning issues in preparation for a public offering;
-	Advice with respect to the choice of charter and form of organization;
-	Review and advice with respect to the Plan (e.g. sizes of benefit plan purchases; maximum purchase limits for investors);
-	Review and input with respect to the business plan to be prepared in connection with the Conversion and Offering;
-	Discussion of the appraisal process and analysis of the appraisal with the Board of Directors and management;
-	Review and discuss offering disclosure documents and any proxy materials, and assistance in obtaining all requisite regulatory approvals;
-	Developing a marketing plan for the subscription and community offerings, considering various sales method options, including direct mail, advertising, community meetings and telephone solicitation;
-	Working with the Company to provide specifications and assistance (including recommendations) in selecting certain other professionals that will perform functions in connection with the Conversion and Offering process. Fees and expenses of financial printers, transfer agent and other service providers will be borne by the Company, subject to agreements between the Company and the service providers;
-	Developing a depositor proxy solicitation plan;
-	Developing a strategy for the subscription and community offering, including the location of the Stock Information Center (the “Center”);
-	Assist the company in drafting marketing materials including press releases, letters, stock order form, advertisements, and informational brochures. If a community meeting or “road show” is anticipated, we will assist in the preparation of such presentation; and
-

After consulting with management, determine whether and when to conduct a syndicated community offering through assembling a group of selected broker/dealers (including Stifel Nicolaus) to sell stock remaining after the community offering, on a

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

best-effort basis. Alternatively, consulting with management, as it relates to a firm commitment public underwriting, involving Stifel Nicolaus and other broker/dealers.

b.	Administrative Services and Stock Information Center Management - Stifel Nicolaus will manage substantially all aspects of the Offering and depositor vote processes. The Center centralizes all data and work effort relating to the Offering.

Our administrative services include the following:

-	Providing experienced Stifel Nicolaus FINRA registered representatives to manage and supervise the Center;
-	Administering the Center. All substantive investor related matters will be handled by employees of Stifel Nicolaus;
-	Training and supervising Center staff assisting with order processing;
-	Preparing procedures for processing stock orders and cash, and for handling requests for information;
-	Educating the Company’s directors, officers and employees about the Offering, their roles and relevant securities laws;
-	Educating branch managers and customer-contact employees on the proper response to stock purchase inquiries;
-	Preparing daily sales reports for management and ensure funds received balance to such reports;
-	Coordinating functions with the printer, transfer agent, stock certificate printer and other professionals;
-	Coordinating with the Company’s stock exchange and the Depository Trust Company to ensure a smooth closing and orderly stock trading;
-	Designing and implementing procedures for facilitating orders within IRA and Keogh accounts; and
-	Providing post-offering subscriber assistance and management of the pro-ration process, in the event orders exceed shares available in the Offering.

c.	Securities Marketing Services - Stifel Nicolaus uses various sales techniques including direct mail, advertising, community investor meetings, telephone solicitation, and if necessary, assembling a selling group of broker-dealers for a syndicated community offering.

Our securities marketing services include:

-	The Stifel Nicolaus registered representatives at the Center will seek to manage the sales function and, if applicable, will solicit orders from the prospects described above;
-	If applicable, assisting management in developing a list of potential investors who are viewed as priority prospects;
-	Responding to investment-related and other questions regarding information in the Offering disclosure documents provided to potential investors;
-	If the sales plan calls for community meetings, participating in them;

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

-	Continually advising management on market conditions and the customers/ community’s responsiveness to the Offering;
-	In case of a best-efforts syndicated community offering, managing the selling group. We will prepare broker “fact sheets” and arrange “road shows” for the purpose of generating interest in the stock and informing the brokerage community of the particulars of the Offering; and
-	Coordinating efforts to maximize after-market support and Company sponsorship.

4.	COMPENSATION

For its services hereunder, the Company will pay to Stifel Nicolaus the following compensation:

a.	An advisory and administrative fee of $50,000 in connection with the advisory and administrative services; the administrative and advisory fee shall be payable as follows: $25,000 upon signing this Agreement and $25,000 upon the initial filing of the Registration Statement.
b.	A fee of one percent (1.00%) of the dollar amount of the Common Stock sold in the subscription and community offerings. No fee shall be payable pursuant to this subsection in connection with the sale of stock to officers, directors, employees or immediate family of such persons (“Insiders”) and qualified and non-qualified employee benefit plans of the Company or the Insiders. “Immediate family” includes spouse, parents, siblings and children who live in the same house as the officer, director, or employee.
c.	For Common Stock sold by a group of selected dealers (including Stifel Nicolaus) pursuant to a syndicated community offering solely managed by Stifel Nicolaus (the “Selling Group”), a fee equal to one percent (1.00%) of the aggregate dollar amount of Common Stock sold in the syndicated community offering, which fee paid to Stifel Nicolaus, along with the fee payable directly by the Company to Stifel Nicolaus and other selected dealers for their sales shall not exceed six percent (5.50%) of the aggregate dollar amount of Common Stock sold, provided Stifel Nicolaus will endeavor to further limit the aggregate fees to be paid by the Company under any such selected dealers’ agreement to an amount competitive with gross underwriting discounts charged at such time. In consultation with Stifel Nicolaus, the Company will determine which FINRA member firms will serve as co-managers of the Syndicated Community Offering or otherwise participate in the Selling Group and the extent of their participation. Stifel Nicolaus will not commence sales of the Common Stock through the Selling Group without the specific prior approval of the Company
d.	If, pursuant to a resolicitation of subscribers undertaken by the Company, Stifel Nicolaus is required to provide significant additional services, the additional compensation due will not exceed $50,000.

The above compensation, less the amount of advance payments described in subparagraph a., is to be paid to Stifel Nicolaus at the closing of the Offering.

If (i) the Plan is abandoned or terminated by the Company and the MHC; (ii) the Offering is not consummated by December 31, 2011; (iii) Stifel Nicolaus terminates this relationship because there has been a material adverse change in the financial condition or operations of the Company since March 31,

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

2010; or (iv) immediately prior to commencement of the Offering, Stifel Nicolaus terminates this relationship because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the offering document or other disclosure documents or market conditions exist which might render the sale of the Common Stock inadvisable; Stifel Nicolaus shall not be entitled to the compensation set forth in subparagraph 4.b through 4.d above, but in addition to reimbursement of its reasonable out-of-pocket expenses as set forth in paragraph 8 below, Stifel Nicolaus shall be entitled to retain or be paid its $50,000 fee in subparagraph 4.a above for its advisory and administrative services.

5.	LOCK-UP PERIOD

The Company shall cause each director and officer of the Company to agree not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any shares of Common Stock or options, warrants or other securities exercisable, convertible or exchangeable for Common Stock during the period commencing with the filing of a Registration Statement for the Offering and ending 90 days after completion of the Offering without Stifel Nicolaus’ prior written consent. In addition, except for securities issued pursuant to existing employee benefit plans in accordance with past practices or securities issued in connection with a merger or acquisition by the Company, the Company shall agree not to issue, offer to sell or sell any shares of Common Stock or options, warrants or other securities exercisable, convertible or exchangeable for Common Stock without Stifel Nicolaus’ prior written consent for a period of 90 days after completion of the Offering.

6.	MARKET MAKING

Stifel Nicolaus agrees to use its commercially reasonable efforts to maintain a market after the Offering and to solicit other broker-dealers to make a market in the Common Stock at the conclusion of the Offering.

7.	DOCUMENTS AND INFORMATION TO BE SUPPLIED

The Company and its counsel will complete, file with the appropriate regulatory authorities and, as appropriate, amend from time to time, the information to be contained in the Company’s applications to banking and securities regulators and any related exhibits thereto. In this regard, the Company and its counsel will prepare offering documents relating to the offering of the Common Stock in conformance with applicable rules and regulations. As the Company’s financial advisor, Stifel Nicolaus will, in conjunction with its counsel, conduct an examination of the relevant documents and records of the Company and will make such other reasonable investigations as deemed necessary and appropriate under the circumstances. The Company agrees to make all documents, records and other information deemed necessary by Stifel Nicolaus, or its counsel, available to them upon reasonable notice. Stifel Nicolaus’ counsel will prepare, subject to the approval of Company’s counsel, the Definitive Agreement.

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

8.	EXPENSES AND REIMBURSEMENT

The Company will bear all of its expenses in connection with the Conversion and Offering of Common Stock including, but not limited to: appraisal and business plan preparation; the Company’s attorney fees; SEC and FINRA filing fees; “blue sky” legal fees and state filing fees; fees and expenses of service providers such as transfer agent, information/data processing agent, financial and stock certificate printers, auditors and accountants; advertising; postage; “road show” and other syndicated community offering costs; and all costs of operating the Stock Information Center, including hiring temporary personnel, if necessary. In the event Stifel Nicolaus incurs such expenses on behalf of the Company, the Company shall reimburse Stifel Nicolaus for such reasonable fees and expenses regardless of whether the Offering is successfully completed.

The Company also agrees to reimburse Stifel Nicolaus for its reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Stifel Nicolaus in connection with the services contemplated hereunder. In the subscription, community and syndicated community offerings, Stifel Nicolaus will not incur legal fees (excluding the reasonable out-of-pocket expenses of counsel) in excess of $100,000. Stifel Nicolaus will not incur actual accountable reimbursable out-of-pocket expenses reasonably incurred in excess of $25,000 in the subscription and community offering and in excess of $45,000 in the syndicated community offering. The parties acknowledge, however, that such cap may be increased by the mutual consent of the Company and Stifel Nicolaus, including in the event of a material delay in the Offering which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering document; provided that under such circumstances, Stifel Nicolaus will not incur any additional accountable reimbursable out-of-pocket expenses in excess of $10,000 or additional reimbursable legal fees in excess of $20,000 and that the aggregate of all reimbursable expenses and legal fees shall not exceed $200,000. Not later than two days before closing, Stifel Nicolaus will provide the Company with a detailed accounting of all reimbursable expenses of Stifel Nicolaus and its counsel to be paid at closing.

9.	BLUE SKY

To the extent required by applicable state law, Stifel Nicolaus and the Company must obtain or confirm exemptions, qualifications or registration of the Common Stock under applicable state securities laws and FINRA policies. The cost of such legal work and related state filing fees will be paid by the Company to the law firm furnishing such legal work. The Company will instruct the counsel performing such services to prepare a Blue Sky memorandum related to the Offering including Stifel Nicolaus’ participation therein and shall furnish Stifel Nicolaus a copy thereof, regarding which such counsel shall state Stifel Nicolaus may rely.

10.	MERGER ADVISORY AND INFORMATION AGENT SERVICES

Pursuant to separate agreements by and between the Company and Stifel Nicolaus and in connection with the subscription offering, Stifel Nicolaus shall serve as information agent for the Company and financial advisor in connection with the acquisition of a target institution.

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

11.	INDEMNIFICATION

The Definitive Agreement will provide for indemnification of the type usually found in underwriting agreements as to certain liabilities, including liabilities under the Securities Act of 1933. The Company also agrees to defend, indemnify and hold harmless Stifel Nicolaus and its officers, directors, employees and agents against all claims, losses, actions, judgments, damages or expenses, including but not limited to reasonable attorney fees, arising solely out of the engagement described herein, except that such indemnification shall not apply to Stifel Nicolaus’ own bad faith, willful misconduct or gross negligence.

12.	CONFIDENTIALITY

Except as contemplated by the terms hereof or as required by applicable law, Stifel Nicolaus shall keep confidential all material non-public information provided to it by the Company (“Confidential Information”), and shall not disclose such Confidential Information to any third party, other than such of its employees and advisors as Stifel Nicolaus determines to have a need to know. For purposes of this Agreement, the term “Confidential Information” shall not include information which (i) is or becomes generally available to the public other than as a result of a breach by Stifel Nicolaus of this provision; (ii) was within Stifel Nicolaus’ possession prior to its disclosure to Stifel Nicolaus by the Company; or (iii) becomes available to Stifel Nicolaus on a non-confidential basis from a source other than the Company; provided that, with respect to clauses (ii) and (iii) above, the source of such information was not bound by a confidentiality agreement with (or other obligation of confidentiality to) the Company. In addition, Stifel Nicolaus shall be entitled to disclose Confidential Information as required or requested pursuant to law, court order, subpoena, interrogatories, requests for information or documents in legal or regulatory proceedings, civil investigative demand or other legal, administrative or regulatory process.

13.	FINRA MATTERS

Stifel Nicolaus has an obligation to file certain documents and to make certain representations to the Financial Industry Regulatory Authority in connection with the Offering. The Company agrees to cooperate with Stifel Nicolaus and provide such information as may be necessary for Stifel Nicolaus to comply with all FINRA requirements applicable to its participation in the Offering. Stifel Nicolaus is and will remain through completion of the Offering a member in a good standing of the FINRA and will comply with all applicable FINRA requirements.

14.	OBLIGATIONS

Except as set forth below, this engagement letter is merely a statement of intent. While Stifel Nicolaus and the Company agree in principle to the contents hereof and propose to proceed promptly and in good faith to work out the arrangements with respect to the Offering, any legal obligations between Stifel Nicolaus and the Company shall be only: (i) those set forth herein in paragraph 4 regarding payments; (ii) those set forth in paragraph 8 regarding reimbursement for certain expenses; (iii) those

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

set forth in paragraph 11 regarding indemnification; (iv) those set forth in paragraph 12 regarding confidentiality; and (v) as set forth in a duly negotiated and executed Definitive Agreement.

The obligation of Stifel Nicolaus to enter into the Definitive Agreement shall be subject to there being, in Stifel Nicolaus’ opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors: (i) no material adverse change in the condition or operation of the Company; (ii) satisfactory disclosure of all relevant information in the offering disclosure documents and a determination that the sale of stock is reasonable given such disclosures; (iii) receipt of a “comfort letter” from the Company’s accountants containing no material exceptions; (iv) no market conditions exist which might render the sale of the shares by the Company hereby contemplated inadvisable; (v) agreement that the price established by the independent appraiser is reasonable in the then-prevailing market conditions, and (vi) approval of Stifel Nicolaus’ internal Commitment Committee.

15.	INDEPENDENT CONTRACTOR; NO FIDUCIARY DUTY

The Company acknowledges and agrees that it is a sophisticated business enterprise and that Stifel Nicolaus has been retained pursuant to this engagement letter to act as financial advisor to the Company solely with respect to the matters set forth herein. In such capacity, Stifel Nicolaus will act as an independent contractor, and any duties of Stifel Nicolaus arising out of this engagement pursuant to this letter shall be contractual in nature and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary duty on the other.

16.	ADVERTISEMENTS

The Company agrees that, following the closing or consummation of the Offering, Stifel Nicolaus has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Offering. In addition, the Company agrees to include in any press release or public announcement announcing the Offering a reference to Stifel Nicolaus’ role as financial advisor, selling agent and book-running manager with respect to the Offering, provided that the Company will submit a copy of any such press release or public announcement to Stifel Nicolaus for its prior approval, which approval shall not be unreasonably withheld or delayed.

17.	GOVERNING LAW

This engagement letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be wholly performed therein without giving effects to its conflicts of laws principles or rules. Any dispute here under shall be brought in a court of the State of New York.

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

18.	WAIVER OF TRIAL BY JURY

BOTH STIFEL NICOLAUS AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Mr. Rheo A. Brouillard

SI Bancorp, MHC

SI Financial Group, Inc.

Savings Institute Bank and Trust Company

Please acknowledge your agreement to the foregoing by signing in the place provided below and returning one copy of this letter to our office together with the retainer payment in the amount of $25,000. We look forward to working with you.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

BY:	/s/ Mark B. Cohen
Mark B. Cohen Managing Director

Accepted and Agreed to This              Day of             , 2010

SI BANCORP, MHC SI FINANCIAL GROUP, INC. SAVINGS INSTITUTE BANK AND TRUST COMPANY

BY:	/s/ Rheo A. Brouillard
Rheo A. Brouillard President and Chief Executive Officer

Accepted and Agreed to This 30th Day of July, 2010

cc: Paul Aguggia

EXHIBIT C

OFFICERS AND DIRECTORS OF PRIMARY PARTIES

Mark D. Alliod

William E. Anderson, Jr.

Rheo A. Brouillard

Robert Engle

Donna M. Evan

Michael R. Garvey

Laurie L. Gervais

Robert O. Gillard

Henry P. Hinckley

Brian J. Hull

Michael J. Moran

David T. Weston

C-1

EXHIBIT D

FORM OF LOCK-UP LETTER

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Agents

c/o	Stifel, Nicolaus & Company, Incorporated

237 Park Avenue

New York, New York 10017

Dear Ladies and Gentlemen:

The undersigned understands that Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) proposes to enter into an Agency Agreement (the “Agency Agreement”) with SI Financial Group, Inc., a Maryland corporation (the “Company”), SI Financial Group, Inc., a federally-chartered stock holding company (the “Mid-Tier”), SI Bancorp, MHC, a federally-chartered mutual holding company (the “MHC”) and Savings Institute Bank and Trust Company, a federally-chartered stock savings bank (together with its subsidiaries, the “Bank” and, together with the Company, the Mid-Tier and the MHC, the “SI Financial Parties”), providing for the public offering (the “Public Offering”) by the several Agents, who shall be named subsequently, including Stifel Nicolaus (the “Agents”), of up to 8,678,906 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

To induce the Agents that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Stifel Nicolaus on behalf of the Agents, it will not, during the period beginning on the date of the final prospectus relating to the subscription offering (the “Subscription Offering Prospectus”) and ending 90 days after the Closing Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, (3) exercise any stock options providing for the issuance of shares of Common Stock, or (4) announce any intention to take any of the foregoing actions, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned or (d) sales of shares of Common Stock to satisfy any tax withholding obligations incurred upon the vesting of shares of restricted stock; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.

In addition, the undersigned agrees that, without the prior written consent of Stifel Nicolaus on behalf of the Agents, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Stifel Nicolaus of any earnings release, news or event that may give rise to an extension of the initial Restricted Period.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Stifel Nicolaus that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Agents are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Agency Agreement is not executed by the parties thereto on or before November 12, 2010, or if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Agency Agreement, the terms of which are subject to negotiation between the Company and the Agents.

Very truly yours,

(Name)

(Address)

D-2

Exhibit E

Form of Opinion of Kilpatrick Stockton LLP

(i) The Holding Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the State of Connecticut.

(ii) The Bank is validly existing as a federally-chartered stock savings bank, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus. The types of activities of the Bank as described in the Prospectus are permitted by HOLA and the rules and regulations of the OTS. All of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned of record and beneficially by the Holding Company, to such counsel’s knowledge, free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction.

(iii) The MHC is validly existing as a mutual holding company under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

(iv) The Mid-Tier Holding Company is validly existing as a subsidiary holding company under the laws of the United States, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

(v) 803 Financial Corp. is validly existing as a Connecticut-chartered corporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus. SI Realty Company, Inc. is validly existing as a Connecticut corporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus. SI Mortgage Company is validly existing as a Connecticut corporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus. All of the issued and outstanding capital stock of 803 Financial Corp., SI Realty Company, Inc. and SI Mortgage Company is owned of record and beneficially by the Bank. The activities of 803 Financial Corp., SI Realty Company, Inc. and SI Mortgage Company, as described in the Prospectus, are permitted for subsidiaries of federally chartered savings banks.

(vi) The types of activities of the Mid-Tier Holding Company, the MHC and the Holding Company, as described in the Prospectus, are permitted by HOLA and the rules and regulations of the OTS.

(vii) The Bank is a member of the FHLB of Boston. The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, and, to such counsel’s knowledge, no proceedings for the termination or revocation of the federal deposit insurance of the Bank are pending or threatened.

(viii) Upon consummation of the Conversion, (a) the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Holding Company to facilitate the Conversion); (b) the Offer Shares to be subscribed for in the

Offering will have been duly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be validly issued, fully paid and nonassessable; and (c) the Exchange Shares to be issued in the Exchange will have been duly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan, will be validly issued, fully paid and nonassessable.

(ix) The issuance of the Shares is not subject to preemptive rights or other similar rights arising by operation of law or regulation or the articles of incorporation, charter or bylaws of the Holding Company, the Mid-Tier Holding Company, the MHC or the Bank or under any contract, indenture, agreement, instrument or other document filed as an exhibit to the Registration Statement, except for the subscription rights under the Plan.

(x) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Primary Parties; and this Agreement constitutes a valid, legal and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except to the extent that the provisions of Sections 11 and 12 hereof may be unenforceable as against public policy, and subject to the qualification that (i) enforcement hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement hereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(xi) The Plan has been duly adopted by the Boards of Directors of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank and has been approved by the stockholders of the Mid-Tier Holding Company and the members of the MHC in the manner required by the Conversion Regulations and the articles of incorporation, charters and bylaws of each of the MHC, the Mid-Tier Holding Company, the Holding Company and the Bank. The terms of the Plan comply, in all material respects, with the Conversion Regulations.

(xii) To such counsel’s knowledge, the Conversion, including the Offering and the Exchange, was effected in all material respects in accordance with the Plan and the Conversion Regulations (except to the extent that the requirement to comply was specifically waived by the OTS); all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS, the Commission, or any other governmental agency, if any, were complied with by the Primary Parties in all material respects or appropriate waivers were obtained and all notices and waiting periods were satisfied or waived.

(xiii) The Conversion Application and the Holding Company Application have been approved by the OTS and the Prospectus, the Members’ Proxy Statement, and the Stockholders’ Proxy Statement have been authorized for use by the OTS, and subject to the satisfaction of any conditions set forth in such approvals, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the offer, sale and issuance of the Shares, and the consummation of the Conversion, except as may be required under the state securities or “blue sky” laws of various jurisdictions as to which no opinion need be rendered. To such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Applications.

(xiv) The Holding Company has been authorized by the OTS to become a savings and loan holding company and to acquire all of the issued and outstanding capital stock of the Bank, and, to such counsel’s knowledge, no action has been taken or is pending or threatened to revoke any authorization.

(xv) The Registration Statement has become effective under the 1933 Act, and such counsel has been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been instituted or threatened by the Commission.

(xvi) The material tax consequences of the Conversion are set forth in the Prospectus under the captions “Summary – Tax Consequences” and “Federal and State Taxation.” The information in the Prospectus under the captions “Summary – Tax Consequences” and “Federal and State Taxation” has been reviewed by such counsel and fairly describes such opinion rendered by such counsel and Wolf & Company, P.C. to the Primary Parties with respect to such matters.

(xvii) The terms of the shares of Common Stock conform to the description thereof contained in the Prospectus, and the form of certificate to be used to evidence the shares of Common Stock complies with all applicable statutory requirements.

(xviii) At the time the Applications were approved and as of the Closing Date, the Applications (as amended or supplemented), the Prospectus (as amended or supplemented), the Members’ Proxy Statement (as amended or supplemented) and the Stockholders’ Proxy Statement (as amended or supplemented), complied as to form in all material respects with the requirements of the Conversion Regulations and all applicable laws, rules and regulations and orders of the OTS, except as modified or waived in writing (other than the financial statements, notes to financial statements, financial tables and other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion).

(xix) At the time that the Registration Statement became effective and as of the Closing Date, the Registration Statement, including the Prospectus (as amended or supplemented) (other than the financial statements, notes to financial statements, financial tables or other financial and statistical data included therein and the appraisal valuation and the business plan as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xx) To such counsel’s knowledge, there are no legal or governmental proceedings pending, or threatened (i) asserting the invalidity of this Agreement or (ii) seeking to prevent the Conversion or the offer, sale or issuance of the Shares.

(xxi) The information in the Prospectus under the captions “Regulation and Supervision,” “Federal and State Taxation,” “Comparison of Shareholders’ Rights,” “Restrictions on Acquisition of New SI Financial Group,” “Description of New SI Financial Group Capital Stock,” and “The Conversion and Offering,” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

(xxii) None of the Primary Parties are, and upon completion of the Conversion and the Offering and the sale of the Common Stock and the application of the net proceeds therefrom will not be, required to be registered as an investment company under the Investment Company Act of 1940.

(xxiii) To such counsel’s knowledge, none of the Primary Parties is currently in violation of its articles of incorporation or its charter, as the case may be, or its bylaws or any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.

(xxiv) The execution and delivery of and performance under this Agreement by the Primary Parties, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not result in (i) any violation of the provisions of the articles of incorporation or charter, as the case may be, or the bylaws of any of the Primary Parties, (ii) any violation of any applicable statute, rule, regulation or order of any governmental body, regulatory or administrative agency or court having jurisdiction over the Primary Parties, or (iii) any violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to, or incorporated by reference in, the Registration Statement, which violation would have a Material Adverse Effect.

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